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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07461 and No. 333-22243) of Site Technologies, Inc. (formerly DeltaPoint, Inc.) of our report dated January 30, 1998, except as to Note 12 which is as of February 27, 1998, which appears on page 31 in this Annual Report on Form 10-KSB.

PRICE WATERHOUSE LLP

San Jose, California
March 27, 1998